                  LIMITED LIABILITY COMPANY OPERATING AGREEMENT
                                       OF
                          AIRGATE NETWORK SERVICES, LLC

         THIS LIMITED LIABILITY COMPANY AGREEMENT (the "Operating Agreement"),
effective as of the 29th day of September, 2000, is made by AirGate PCS, Inc., a
Delaware corporation (the "Member"), as the sole Member of AirGate Network
Services, LLC (the "Company"). The Member desires to enter into this Operating
Agreement to govern the operations of the Company.

         NOW, THEREFORE, the Member agrees as follows:

         1. FORMATION.

         Effective with the filing of the Certificate of Formation (the
"Certificate") with the Secretary of State of the State of Delaware, the Company
constituted a limited liability company formed pursuant to the Delaware Limited
Liability Company Act (the "Delaware Act") and other applicable laws of the
State of Delaware. The Member shall, when required, file such amendments to or restatements of the Certificate, in such public offices in the State of Delaware or elsewhere as the Member deems advisable to give effect to the provisions of this Operating Agreement and the Certificate, and to preserve the character of the Company as a limited liability company.

         2. NAME; PLACE OF BUSINESS; REGISTERED OFFICE AND AGENT.

         The Company shall conduct business under the name of "AirGate Network
Services, LLC." The principal office and place of business of the Company shall be located at Harris Tower, 233 Peachtree Street, N.E., Suite 1200, Atlanta,
Georgia 30303. The initial registered agent for service of process at the registered office of the Company shall be The Corporation Trust Company. The registered office of the Company shall be located at Corporation Trust Center,
1209 Orange Street, Wilmington, County of New Castle, Delaware.

         3. PURPOSE.

         The purpose of the Company is to engage in any lawful business in which limited liability companies formed in Delaware may engage; exercise all powers necessary to or reasonably connected with the Company's business which may be legally exercised by limited liability companies under the Delaware Act; and
engage in all activities necessary, customary, convenient, or incident to such purpose.

         4. STATUTORY COMPLIANCE.

         The Company shall exist under and be governed by, and this Operating
Agreement shall be construed in accordance with, the applicable laws of the
State of Delaware. The Member shall execute and file such documents and instruments as may be necessary or appropriate with respect to the formation of, and the conduct of business by, the Company.

         5. TITLE TO COMPANY PROPERTY.

         All property shall be owned by the Company and, insofar as permitted by applicable law, the Member shall have no ownership interest in the property.

         6. MANAGEMENT.

             6.1 Management. The business and affairs of the Company shall be managed solely by its Member. Except as provided by applicable law, the Member shall have full and complete authority, power and discretion to manage and control the business, affairs and properties of the Company, to make all decisions regarding those matters and to perform any and all other acts or activities customary or incident to the management of the Company's business.

             6.2 Duties of the Member.

                 6.2.1 The Member shall take, or cause the Company to take, all actions necessary or appropriate (i) for the continuation of the Company's valid existence as a limited liability company under the laws of the State of Delaware and of each other jurisdiction in which such existence is necessary to protect the limited liability of the Member or to enable the Company to conduct the business in which it is engaged and (ii) for the accomplishment of the Company's purpose.

                 6.2.2 The Member, acting through its officers, directors,
employees and agents, shall devote to the Company such time as may be necessary for the proper performance of all of its duties under this Operating Agreement, but the Member shall not be required to devote full time to the performance of such duties and shall have other business interests or engage in other business activities at its sole discretion. Except as otherwise expressly provided, nothing in this Agreement shall be deemed to restrict in any way the rights of the Member to conduct any other business or activity whatsoever, the Member shall not be accountable to the Company with respect to that business or activity even if the business or activity competes with the Company's business.
The organization of the Company shall be without prejudice to the Member's rights to maintain, expand, or diversify such other interests and activities and to receive and enjoy profits or compensation therefrom.

             6.3 Action by Member. Action required or permitted to be taken by the Member may be taken with or without a meeting and with or without written consents

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or other writings describing the action taken, signed by the Member and delivered to the Company for inclusion in its records. The signature of any one or more officers of the Member on any document or instrument purporting to bind the Company shall constitute conclusive evidence as to third parties of the authority of such person to execute such document or instrument on behalf of the
Company and thereby so bind the Company.

             6.4 Officers. The Member may appoint (and remove) officers of the
Company (the "Officers"), in its sole discretion, to implement the decisions of the Member, including, but not limited to, the administration of the day-to-day business of the Company and, subject to the other provisions of this Operating
Agreement, the administration of the ordinary and usual business affairs of the
Company, and the Officers so appointed shall be responsible for such implementation. In addition, the Member may delegate to the Officers such other responsibilities as deemed appropriate by approval of the Member, including, but not limited to, the right to execute and deliver instruments on behalf of the
Company.

         7. INDEMNIFICATION OF THE MEMBER AND THE OFFICERS.

             7.1 Generally.

                 7.1.1 The Company, its receiver or its trustee shall indemnify, save harmless, and pay all judgments and claims against the Officers and the
Member relating to any liability or damage incurred by reason of any act performed or omitted to be performed by such Officers and the Member in connection with the business of the Company, including attorneys' fees incurred by such Officers and the Member in connection with the defense of any action based on any such act or omission, which attorneys' fees may be paid as incurred, including all such liabilities under federal and state securities laws as permitted by law; provided, however, that the Company shall not be required to indemnify any Officer or Member for any loss, expense or damage which such
Officer or Member, as applicable, might suffer as a result of such Officer's or
Member's, as applicable, willful or wanton misconduct or fraud.

                 7.1.2 The Company shall indemnify, save harmless, and pay all expenses, costs, or liabilities of the Officers and the Member who for the benefit of the Company make any deposit, acquire any option, or make any other similar payment or assume any obligation in connection with any property proposed to be acquired by the Company and who suffer any financial loss as the result of such action.

             7.2 Insurance. The Company may purchase and maintain insurance on behalf of any one or more indemnitees under Section 7.1 and such other persons as the Member shall determine against any liability which may be asserted against or expense which may be incurred by such person in connection with the
Company's activities, whether or not the Company would have the power to indemnify such person against such liability or expense under the provisions of this Operating Agreement. The Member and the Company may enter into indemnity contracts with indemnitees and adopt written procedures pursuant to which arrangements are made for the advancement of expenses

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and the funding of obligations under this Section 7.2 and containing such other procedures regarding indemnification as are appropriate.

         8. RIGHTS AND OBLIGATIONS OF THE MEMBER.

             8.1 Limitation on Member's Liabilities. The Member's liability shall be limited as set forth in this Operating Agreement, the Delaware Act, as amended, and other applicable law. The Member shall not be bound by, or be personally liable for, the debts, liabilities or obligations of the Company, except as provided by the Delaware Act with regard to a wrongful distribution.

             8.2 New Members. New Members may be admitted to the Company, whether as an assignee of a currently outstanding membership interest in the
Company or otherwise, only with the consent of the Member.

         9. CAPITAL CONTRIBUTIONS.

             9.1 Initial and Additional Capital Contributions. The Member
contributed certain intangible assets to the Company as its initial capital contribution at the time of becoming a member. Additional capital contributions may be made from time to time as the Member shall determine and shall be recorded on the books and records of the Company. The Member is not required to make any additional capital contributions.

             9.2 Other Matters.

                 9.2.1 The Member is not entitled to interest on any capital contribution.

                 9.2.2 The Member owns 100% of the membership interests of the
Company.

         10. DISTRIBUTIONS.

             All distributions of cash and other assets of the Company shall be made to the Member when and as determined by the Member.

         11. BOOKS AND RECORDS.

             11.1 Availability. At all times during the existence of the
Company, the Member shall keep or cause to be kept complete and accurate books and records appropriate and adequate for the Company's business. Such books and records, whether financial, operational or otherwise and including a copy of this Operating Agreement and any amendments, shall at all times be maintained at the principal place of business of the Company.

             11.2 Title to Company Assets.

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                11.2.1 Except as provided below, all real and personal property acquired by the Company shall be acquired and held by the Company in its name.

                11.2.2 The Member may direct that legal title to all or any portion of the Company's assets be acquired or held in a name other than the
Company's name. Without limiting the foregoing, the Member may cause title to be acquired and held in its name or in the names of trustees, nominees, or straw parties for the Company. It is expressly understood and agreed that the manner of holding title to the Company's assets (or any part thereof) is solely for the convenience of the Company, and all of assets shall be treated as Company assets.

         12. DISSOLUTION.

             12.1 Events Causing Dissolution. The Company shall be dissolved and its affairs wound up at such time as the Member determines that the Company should be dissolved, or whenever dissolution is required by law.

             12.2 Liquidation of Property and Application of Proceeds.

                 12.2.1 Winding Up. Upon the dissolution of the Company, the
Member shall wind up the Company's affairs in accordance with the Delaware Act.
In winding up the affairs of the Company, the Member is authorized to take any and all actions contemplated by the Delaware Act as permissible, including, without limitation:

                          (i) prosecuting and defending suits, whether civil,
             criminal, or administrative;

                          (ii) settling and closing the Company's business;

                          (iii) liquidating and reducing to cash the property as
             promptly as is consistent with obtaining its fair value;

                          (iv) discharging or making reasonable provision for
             the Company's liabilities; and

                          (v) distributing the proceeds of liquidation and any
             undisposed property.

                12.2.2 Distribution of Proceeds and Undisposed Property. Upon
the winding up of the Company, the Member shall pay or make reasonable provision to pay all claims and obligations of the Company, including all costs and expenses of the liquidation and all contingent, conditional or unmatured claims and obligations that are known to the Member, in the order of priority provided by law, whether payment or the making of reasonable provisions for payment therefor. Any remaining proceeds or assets shall be distributed to the Member.

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          13. MISCELLANEOUS.

             13.1 Severability. In the event of the invalidity of any provision of this Agreement, such provision is deemed stricken from this Agreement, which will continue in full force and effect as if the offending provision were never a part of this Agreement.

             13.2 Captions. Captions contained in this Agreement are inserted only as a matter of convenience and for reference and in no way define, limit, extend or prescribe the scope of this Agreement or the intent of any provision.

             13.3 Applicable Law. All the terms and provisions of this Agreement are construed under and governed by the laws of the State of Delaware without regard to principles of conflicts of laws.

             13.4 Entire Agreement. This Agreement constitutes the entire agreement with respect to matters set forth in this Agreement and supersedes any prior understanding or agreement, oral or written, with respect to such matters.

             13.5 Amendment. Any amendment to this Agreement must be in writing signed by the Member.

         IN WITNESS WHEREOF, the undersigned, being the sole Member of the
Company, hereby makes this Operating Agreement as of the date first above written.

                                       AIRGATE PCS, INC

                                       By: /s/ Alan B. Catherall
                                           -----------------------------
                                           Name: Alan B. Catherall
                                           Title: Chief Financial Officer

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